Exhibit 1.1

GLOBALSTAR, INC.

VOTING COMMON STOCK, PAR VALUE $0.0001 PER SHARE

UNDERWRITING AGREEMENT

October 5, 2017

October 5, 2017

To the Manager named in Schedule I hereto
for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Globalstar, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as manager (the “Manager” or “you”), the number of shares of its common stock, par value $0.0001 per share set forth in Schedule I hereto (the “Firm Shares”).  The Company also proposes to issue and sell to the several Underwriters not more than the number of additional shares of its voting common stock, par value $0.0001 per share, set forth in Schedule I hereto (the “Additional Shares”) if and to the extent that you, as Manager of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of voting common stock granted to the Underwriters in Section 2 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”  The shares of voting common stock, par value $0.0001 per share, of the Company to be outstanding before or after giving effect to the sales contemplated hereby, as the case may be, are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus (the file number of which is set forth in Schedule I hereto), on Form S-3ASR, relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company.  The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430 B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated October 4, 2017 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.  For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth opposite the caption “Time of Sale Prospectus” in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.  The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.             Representations and Warranties.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)           The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.  If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company represents and warrants that it is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)           (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of

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a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein, which information consists only of the information set forth in Section 8(b).

(c)           The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)           The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e)           Each subsidiary of the Company has been duly incorporated, organized or formed, as applicable, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate or other business entity power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims except for encumbrances on certain subsidiaries’ equity pursuant to the Company’s Third Global Amendment and Restatement Agreement to the BPIFAE Facility Agreement dated as of June 30, 2017 between the Company, Thermo Funding

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Company LLC, BNP Paribas and the other lenders party thereto (the “Facility Agreement”).

(f)            This Agreement has been duly authorized, executed and delivered by the Company.

(g)           The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h)           The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(i)            The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(j)            No filing with, or consent, approval, order, authorization, registration, qualification or decree of, any court or governmental body or agency (including, without limitation, the FCC, ITU, ARCEP, ANFR, and MESR) is required for the performance by the Company of its obligations under this Agreement, except (i) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and (ii) notices that have been duly given.

(k)           Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not, singly or in the aggregate, result in a material adverse effect on the Company and its subsidiaries taken as a whole.

(l)            The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, therein and in the Registration Statement, the Time of Sale Prospectus and the Prospectus (including the issuance and delivery of the Shares by the Company) have been duly authorized by all necessary corporate action and do not and will not, (x) whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a material adverse effect on the Company and its subsidiaries, taken as a whole), or (y) result in any violation of the provisions of the

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charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations (including, without limitation, the Federal Communications Commission (the “FCC”), the International Telecommunication Union (the “ITU”), Autorité de Régulation des Communications Électroniques et des Postes (“ARCEP”), the Agence Nationale des Frequences (“ANFR”) and the Ministry in charge of space activities(“MESR”)).  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(m)          There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(n)           There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties or assets of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(o)           Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(p)           The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(q)           The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and

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conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r)            There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s)            There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(t)            (i) None of the Company or its subsidiaries or affiliates, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of  the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(u)           The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any

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governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(v)           (i) None of the Company, any of its subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)  the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B)  located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii)  The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)  to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)  in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)  The Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(w)          The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate,  have a material adverse effect on the Company and its subsidiaries taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate,  have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has, singly or in the aggregate,

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had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

(x)           The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(y)           (i) The Company and its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(z)           The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(aa)         The business of the Company and its subsidiaries as described in the Time of Sale Prospectus and the Prospectus, is being conducted in compliance with applicable requirements under the Federal Communications Act of 1934, as amended, the Telecommunications Act of 1996 and the regulations issued thereunder, all relevant rules, regulations and published policies of the FCC, the ITU, ARCEP, ANFR, MESR and any applicable foreign or state telecommunications laws and regulations of a state public service commission or similar state governmental authority (“Telecommunications Authorities”) (such laws and regulations, collectively, the “Telecommunications Laws”), except as would not, singly or in the aggregate,  have a material adverse effect on the Company and its subsidiaries, taken as a whole, and all reports, documents, instruments, information and applications required to be filed pursuant to the rules and

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regulations of the FCC, the ITU, ARCEP, ANFR, MESR and any other Telecommunications Authority have been filed.  The Company and its subsidiaries possess all permits, licenses, rights of way, approvals, consents and other authorizations issued by the appropriate federal, state or local regulatory agencies or bodies (including the FCC, ITU, ARCEP, ANFR, MESR or any other Telecommunications Authority) required for the conduct of the businesses currently operated by the Company and its subsidiaries (collectively, the “Governmental Licenses”), except where the failure to possess any such Governmental Licenses would not, singly or in the aggregate,  have a material adverse effect on the Company and its subsidiaries taken as a whole; the Company and its subsidiaries are legally qualified to hold, have all necessary consents, authorizations and approvals relating to, and are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate,  have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the Governmental Licenses are valid and in full force, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate,  have a material adverse effect on the Company and its subsidiaries, taken as a whole; there is no outstanding adverse judgment, decree or order that has been issued by the FCC, the ITU, ARCEP, ANFR, MESR or any other Telecommunications Authority against the Company or any of its subsidiaries and which, singly or in the aggregate, would  have a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has received any notice of or is aware of proceedings relating to the revocation or modification of any such Governmental Licenses or that would otherwise affect the operations of the Company or its subsidiaries and which, singly or in the aggregate, would  have a material adverse effect on the Company and its subsidiaries, taken as a whole.  No event has occurred with respect to the Governmental Licenses which, with the giving of notice or the lapse of time or both, would reasonably be expected to constitute grounds for revocation of any Governmental License, other than the expiration of such Governmental License in accordance with its terms.

(bb)         Crowe Horwath LLP, the accountants who certified the financial statements and supporting schedules and notes included in the Registration Statement or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations.

(cc)         The financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly in accordance with U.S. GAAP the information required to be stated therein.  The selected financial data and

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the summary financial information included in the Time of Sale Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement.

(dd)                          Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, the authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Time of Sale Prospectus or the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the Time of Sale Prospectus or the Prospectus).  None of the outstanding shares of capital stock of the Company was issued in violation of the pre-emptive or other similar rights of any securityholder of the Company, except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(ee)                            No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole.

(ff)                              The Company and its subsidiaries own or possess, or have license to use, all patents, patent rights, inventions, copyrights, technology, data, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and as proposed to be operated, and to the knowledge of the Company and its subsidiaries, there is no infringement or other violation by third parties of any such Intellectual Property owned by or exclusively licensed to the Company or any of its subsidiaries.  There is no pending nor, to the knowledge of the Company and its subsidiaries, threatened action, suit, proceeding or claim by a third party (i) challenging the Company’s or any of its subsidiaries’ rights in or to Intellectual Property owned by or licensed to the Company or any of its subsidiaries; (ii) challenging the validity, enforceability or scope of any Intellectual Property owned by or licensed to the Company or any of its subsidiaries; or (iii) asserting that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates or will violate any Intellectual Property rights of any third party. Neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any facts or circumstances which may render any Intellectual Property owned by or licensed to the Company or any of its subsidiaries invalid, unenforceable or otherwise inadequate to protect the interest of the Company or any of its subsidiaries, which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.  All Intellectual Property owned by the Company or its subsidiaries and registered with any governmental agency, authority or body has been duly maintained and is in full force and

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effect, and, to the knowledge of the Company and its subsidiaries, there are no material defects in any such Intellectual Property. There are no third parties who have any ownership, security interests, liens or exclusive license rights in, to or against any Intellectual Property owned by the Company or any of its subsidiaries, other than the security interest on Intellectual Property pursuant to the Company’s Facility Agreement. The Company and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or its subsidiaries, and, to the knowledge of the Company and its subsidiaries, there are no material defects in any Intellectual Property which has been licensed to the Company or its subsidiaries.

(gg)                            Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(hh)                          The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement, Time of Sale Prospectus or the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(ii)                                  (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code, except for any failure to comply with such terms, statutes, rules and regulations that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; (ii) to the knowledge of the Company, no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) to the knowledge of the Company, with

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respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no Plan is or is reasonably expected to be “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), (C) there has been no filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan or the receipt by the Company or any of its ERISA Affiliates from the Pension Benefit Guaranty Corporation (the “PBGC”) or the plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (D) no conditions contained in Section 303(k)(1)(A) of ERISA for imposition of a lien shall have been met with respect to any Plan and (E) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA) (“Multiemployer Plan”); (iv) no Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “reorganization” (within the meaning of Section 4241 of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 304 of ERISA); and (v) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(jj)                                The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, result in a material adverse effect on the Company and its subsidiaries, taken as a whole. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(kk)                          Any statistical, market-related or industry data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained any written consent required for the use of such data from such sources.

(ll)                                  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(mm)                  The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated herein, therein and in

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the Registration Statement, the Time of Sale Prospectus and the Prospectus (including the issuance and delivery of the Shares by the Company) does not and will not (x) breach the terms of any order, judgment or decree of the ITU, ARCEP, the FCC, ANFR, MESR or any federal advisory agency appointed or established by the FCC or under any Telecommunications Laws applicable to the Company or its subsidiaries or (y) result in any revocation, modification or non-renewal of any of the Governmental Licenses granted by the ITU, ARCEP, the FCC, ANFR, MESR or any other Telecommunications Authority.

(nn)                          The Company and its subsidiaries on a consolidated basis, are, and immediately after the Closing Date will be, Solvent.  As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

2.                                      Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Shares set forth in Schedule I hereto at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares.  You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice.  Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering sales of shares in excess of the number of the Firm Shares.  On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the

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number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.                                      Public Offering.  The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Company is further advised by you that the Shares are to be offered to the public upon the terms set forth in the Prospectus.

4.                                      Payment and Delivery.  Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by you.

The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.                                      Conditions to the Underwriters’ Obligations.  The several obligations of the Underwriters are subject to the following conditions:

(a)                                 Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)                 there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)              there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market

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the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)                                 The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and Section 5(i) below and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)                                  The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Taft Stettinius & Hollister LLP, outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B.

(d)                                 The Underwriters shall have received on the Closing Date an opinion of Lawler, Metzger, Keeney & Logan, LLC and Watson Farley & Williams LLP, regulatory counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit C and Exhibit D, respectively.

(e)                                  The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Shearman & Sterling LLP, counsel for the Underwriters, dated the Closing Date in form and substance reasonably satisfactory to the Manager.

The opinions and negative assurance letters of counsel for the Company described in Section 5(c) and Section 5(d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(f)                                   The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Crowe Horwath LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g)                                  The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the shareholders, officers and directors of the Company listed on Schedule III hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(h)                                 The Underwriters shall have received on the date hereof and on the Closing Date a certificate, dated as of the date hereof and the Closing Date, respectively,

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and signed on behalf of the Company by the Chief Financial Officer of the Company to the effect set forth on Exhibit E.

(i)                                     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i)                 a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii)              an opinion and negative assurance letter of Taft Stettinius & Hollister LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iii)           an opinion of Lawler, Metzger, Keeney & Logan, LLC and Watson Farley & Williams LLP, regulatory counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv)          an opinion and negative assurance letter of Shearman & Sterling LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;

(v)             a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Crowe Horwath LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(f) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(vi)          a certificate, dated the Option Closing Date and signed by the Chief Financial Officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(h) hereof remains true and correct as of such Option Closing Date; and

(vii)       such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

(j)                                    As of the Closing Date, no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Time of Sale Prospectus or the Prospectus shall have been issued under the Securities Act or

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proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  The Prospectus shall have been filed and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been timely filed.

(k)                                 As of the Closing Date, the Shares shall be duly listed on NYSE American.

(l)                                     The Financial Industry Regulatory Authority (“FINRA”) shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements, if applicable.

(m)                             As of the Closing Date and at each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

6.                                      Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)                                 To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)                                 Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(c)                                  To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)                                 Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)                                  If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and

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any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)                                   If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)                                  To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h)                                 To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)                                     Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s

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accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, (v) all costs and expenses incident to listing the Shares on the NYSE American, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section (provided that the aggregate amount payable by the Company pursuant to subsections (iii) and (iv) shall not exceed $30,000).  It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(j)                                    If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission;

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(k)                                 If requested by the Manager, to prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the offering in a form consented to by the Manager, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

The Company also covenants with each Underwriter that, without the prior written consent of the Manager with the authorization to release this lock-up on behalf of the Underwriters, it will not, during the restricted period set forth in Schedule I hereto (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (4) publicly disclose the initiation of doing any of the foregoing in clauses (1) and (2).  The foregoing sentence shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) the issuance of shares of Common Stock upon the exercise or settlement of options or other securities convertible into or exchangeable for Common Stock granted under employee incentive stock plan in effect on the date hereof and described in the Time of Sale Prospectus; provided that any such shares of Common Stock shall be either not vested or non-transferrable during the Restricted Period or the holders thereof shall deliver a lock-up agreement substantially in the form of Exhibit A hereto, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.

(l)                                     The Company will use its commercially reasonable efforts to maintain the listing of the shares on the NYSE American.

7.                                      Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

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8.                                      Indemnity and Contribution.

(a)                                 The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, which information consists only of the information set forth in Section 8(b). The Company agrees and confirms that references to “affiliates” of Morgan Stanley & Co. LLC that appear in this Agreement shall be understood to include Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.

(b)                                 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, which information consists solely of paragraphs 3 and 11 in the “Underwriting” section of the Time of Sale Prospectus and Prospectus.

(c)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party

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unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Manager, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)                                 To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and

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commissions received by the Underwriters bear to the aggregate initial public offering price of the Shares set forth in the Prospectus.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)                                  The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)                                   The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.                                      Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on

23

commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (vi), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.                               Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

24

11.                               Reimbursement of Underwriter Expenses. If the sale of the Shares provided for in this Agreement is not consummated because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.                               Entire Agreement.

(a)                                 This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)                                 The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

13.                               Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission (i.e., a “pdf”) shall be effective as delivery of a manually executed counterpart thereof.

14.                               Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15.                               Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.                               Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

25

Very truly yours,

GLOBALSTAR, INC.

By:	/s/ James Monroe III
Name: James Monroe III
Title: Chairman and Chief Executive Officer

Accepted as of the date hereof

Morgan Stanley & Co. LLC

Acting severally on behalf of itself and the several Underwriters named in Schedule II hereto.

By:	Morgan Stanley & Co. LLC

By:	/s/ James Watts
Name: James Watts
Title: Vice President

26

SCHEDULE I

Manager:	Morgan Stanley & Co. LLC

Registration Statement File No.:	333-220800

Time of Sale Prospectus

1.                                      Prospectus dated October 5, 2017 relating to the Shares

Preliminary Prospectus dated October 4, 2017 relating to the Shares

2.                                      Free Writing Prospectus dated October 5, 2017

3.                                      Orally communicated pricing information:

a.              Initial Public Offering Price: $1.6500 a share

b.              Number of Firm Shares: 73,365,231

c.               Number of Additional Shares: 11,004,784

Lock-up Restricted Period:	90 days

Title of Shares to be purchased:	Voting common stock, par value $0.0001 per share

Number of Firm Shares:	73,365,231

Number of Additional Shares	11,004,784

Purchase Price:	$1.5675 a share

Initial Public Offering Price

$1.6500 a share (except for up to 27,607,656 shares that may be sold to James Monroe III, FL Investment Holdings, LLC, Thermo Funding II LLC, Globalstar Satellite, L.P. or Thermo Capital Partners LLC, which shall be sold at the Purchase Price)

I-1

Selling Concession:	$0.0495 a share

Closing Date and Time:	October 11, 2017 10:00 a.m.

Closing Location:	Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022

Address for Notices to Underwriters:	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

Address for Notices to the Company:	Globalstar, Inc. 300 Holiday Square Blvd. Covington, LA 70433

I-2

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	58,692,185
Cantor Fitzgerald & Co.	7,336,523
Chardan Capital Markets, LLC	7,336,523
Total:	73,365,231

II-1

SCHEDULE III

PERSONS SUBJECT TO LOCK-UP AGREEMENTS

James Monroe III

FL Investment Holdings, LLC

Thermo Funding II LLC

Globalstar Satellite, L.P.

Thermo Capital Partners LLC

James F. Lynch

Thermo Investments II LLC

William A. Hasler

John Kneuer

J. Patrick McIntyre, Jr.

Richard S. Roberts

Kenneth M. Young

Rebecca S. Clary

L. Barbee Ponder IV

III-1

EXHIBIT A

FORM OF LOCK-UP LETTER

[•], 2017

Morgan Stanley & Co. LLC
as Manager for the several Underwriters

(as defined below)

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Globalstar, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several underwriters, named in Schedule I to the Underwriting Agreement, including Morgan Stanley (the “Underwriters”), of [•] shares (the “Firm Shares”) and [•] shares at the option of the Underwriters (the “Additional Shares” and together with the Firm Shares, the “Shares”) of the voting common stock, par value $0.0001 per share of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) publicly disclose the intention of doing any of the foregoing in clauses (1) and (2).  The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the

Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, or (c) distributions of shares of Common Stock or any security convertible into Common Stock to members, limited partners, stockholders or holders of similar equity interests of, or to any other affiliate or entity controlled or managed by, or under common control or management with, the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act or other public announcement, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period [or (e) the transfer of shares of Common Stock to the Company upon the exercise of options or warrants, on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such exercise; provided that no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be voluntarily made during the Restricted Period (other than a filing on Form 4 that clearly indicates such transfer was made in order to satisfy “cashless,” “net exercise” or tax withholding obligations in connection with the exercise of shares of Common Stock)](1)[or (e) the transfer by all of the Undersigned of an aggregate of 38,000,000 shares of Common Stock for tax purposes](2).  In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock or publicly disclose the intention of doing any of the foregoing.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

(1)  To be included in Barbee Ponder and Rebecca Clary’s lock-up agreements only.

(2)  To be used in James Monroe III, FL Investment Holdings, LLC, Thermo Capital Partners LLC, Thermo Funding II LLC and Globalstar Satellite, L.P.’s lock-up agreement only.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

EXHIBIT B

FORM OF TAFT STETTINIUS & HOLLISTER LLP OPINION AND NEGATIVE ASSURANCE LETTER

[•], 2017

MORGAN STANLEY & CO. LLC,

as Manager for the several Underwriters

1585 Broadway

New York, New York 10036

Re:          Globalstar, Inc.

Ladies and Gentlemen:

We have acted as counsel to Globalstar, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Company’s Registration Statement on Form S-3ASR, Registration No. 333-220800, under the Securities Act of 1933, as amended (the “Securities Act”), and related prospectus and prospectus supplement filed pursuant to Rules 430B and 424(b) under the Securities Act, relating to the issuance and sale of $[•] of shares of the Company’s voting common stock [(the “Firm Shares”) including $[•] shares of the Company’s voting common stock pursuant to the option granted to the Underwriters (the “Additional Shares”). On [•], 2017, the Underwriters delivered to the Company a notice of exercise of the Underwriters’ option to purchase $[•] shares of Additional Shares (the “Notice of Exercise”). The Firm Shares and the Additional Shares are collectively referred to herein as the “Shares.”](1)  This opinion is addressed to you pursuant to Section 5(c) of the Underwriting Agreement dated [•], 2017 (the “Underwriting Agreement”) between the Company and you, as Manager, on behalf of the Underwriters thereunder.  All capitalized terms used herein without definition shall have the respective meanings assigned to them in the Underwriting Agreement.

We have reviewed the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws (or similar documents) of the Company and its subsidiaries identified on Annex I hereto (the “Subsidiaries”).  We have examined the Registration Statement; the Company’s prospectus dated [•], 2017 filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations; the Company’s preliminary prospectus related to the Common Stock dated [•], 2017 filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations; the final prospectus supplement related to the Common Stock dated [•], 2017; [the Notice of Exercise;] and the Underwriting Agreement.  We have relied, and we believe we and you are justified in relying, as to certain matters of fact upon certificates of officers of the Company and the Subsidiaries,

(1)  If greenshoe will be exercised on closing date.

upon certificates of certain public officials and upon the representations and warranties made by the Company in the Underwriting Agreement.

We express no opinion with respect to any laws other than the laws of the State of New York, the General Corporation Law and Limited Liability Company Act of the State of Delaware, the Limited Liability Company Act of the State of Colorado, and the federal laws of the United States of America.

Based upon the foregoing, we are of the following opinion:

(i)            The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries taken as a whole;

(ii)           each Subsidiary has been duly incorporated, organized, or formed, as applicable, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation has the corporate or other business entity power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries taken as a whole;

(iii)          the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus;

(iv)          the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

(v)           all of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims other than the pledges of certain Subsidiary equity to the Company’s senior lender;

(vi)          the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

(vii)         the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

(viii)        the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not contravene any provision of applicable law or the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company or, to the best of our  knowledge, any agreement or other instrument binding upon the Company or any of the Subsidiaries that is material to the Company and the Subsidiaries, taken as a whole, or, to the best of our knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

(ix)          the statements relating to legal matters, documents or proceedings included in (A) the Time of Sale Prospectus, the Prospectus and the Registration Statement under the captions “Material United States Federal Income Tax Consequences to Non-U.S. Holders,” and “Description of Capital Stock,” (B) the Prospectus under the caption “Underwriting” and (C) the Registration Statement in Item 15, in each case fairly summarize in all material respects such matters, documents, proceedings or laws, as applicable;

(x)           after due inquiry, our firm does not know of any legal or governmental proceedings pending or threatened to which the Company or any of the Subsidiaries is a party or to which any of the properties of the Company or any of the Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

(xi)          the Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended; and

(xii)         (A) in our opinion (1) each document filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which we do not express any opinion) appeared on its face to be appropriately responsive as of its filing date in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and (2) the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial  data included therein as to which we do not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (B) nothing has come to our attention that causes us to believe that (1) any part of the Registration Statement, when such part became effective, (except for the financial statements and financial schedules and other financial data included therein as to which we do not express any belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Registration Statement or the Prospectus (except for the financial statements and financial schedules and other financial  data included therein as to which we do not express any belief) on the date of this Agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (3) the Time of Sale Prospectus (except for the financial statements and financial schedules and other financial  data included therein, as to which we do not express any belief) as of the date of this Agreement or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading or (4) the Prospectus (except for the financial statements and financial schedules and other financial  data included therein, as to which we do not express any belief) as amended or supplemented, if applicable, as of the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading.

Whenever a matter is noted as being “to our knowledge” or equivalent words, such knowledge is limited to the actual knowledge of those lawyers in our firm who have been involved in matters relating to the Company or who have provided substantive legal services on behalf of the Company.

Very truly yours,

Taft Stettinius & Hollister LLP

ANNEX I TO EXHIBIT B

GSSI, LLC

ATSS Canada, Inc.

Globalstar Brazil Holdings, L.P.

Globalstar C, LLC

Globalstar Holding US, LLC

Globalstar International, LLC

Globalstar Leasing LLC

Globalstar Licensee LLC

Globalstar Security Services, LLC

Globalstar USA, LLC

GUSA Licensee LLC

GCL Licensee LLC

Globalstar Media, L.L.C.

Globalstar Broadband Services, Inc.

SPOT LLC

B-I-1

EXHIBIT C

FORM OF LAWLER, METZGER, KEENEY & LOGAN, LLC REGULATORY OPINION

October [•], 2017

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

As Representative of the Several Underwriters

Re:          Globalstar, Inc.

Ladies and Gentlemen:

We have acted as federal communications regulatory counsel to Globalstar, Inc., a Delaware corporation, and its direct and indirect subsidiaries, listed in Schedule 1 (the “Company”), in connection with the preparation of the Preliminary Prospectus Supplement dated October 4, 2017 and filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 4, 2017, the Final Prospectus Supplement dated October 5, 2017 and filed by the Company with the SEC on October 5, 2017, and the Registration Statement on Form S-3 (File No. 333-220800) filed by the Company with the SEC on October 4, 2017, and the related Underwriting Agreement dated October 5, 2017 (the “Underwriting Agreement”) between Globalstar, Inc. and Morgan Stanley & Co. LLC, as representative of the several underwriters (collectively referred to as the “Transaction Documents”).

This opinion is being delivered upon the request of Morgan Stanley & Co. LLC, as representative of the several underwriters, pursuant to Section 5(d) of the Underwriting Agreement.  Each capitalized term used but not defined herein shall have its respective meaning set forth in the Transaction Documents.

As federal communications regulatory counsel to the Company, we address only matters concerning the Transaction and related issues that are within the jurisdiction of the Federal Communications Commission (“FCC”) under the Communications Act of 1934, as amended, 47 U.S.C. § 151, et seq. (the “Communications Act”) and the rules, regulations, and published and publicly available orders and policies of the FCC.  We express no opinion as to any other federal, state, or local laws, statutes, rules, or regulations, including, but not limited to, bankruptcy laws, state or local public utility and other laws, regulations, rules or policies that may be applicable to the operations of the Company.  The opinions expressed herein do not address the effect, if any, of pending legislation or of proceedings before the FCC of general applicability to the mobile satellite service (“MSS”) industry or any proceeding before any court to which the Company is a party.

All statements as to factual matters underlying the opinions set forth herein are based upon our knowledge as of the date hereof.  No inference as to our knowledge of the existence or absence of any fact should be drawn from the fact of our representation of the Company.  Our opinions are limited strictly to the matters stated herein and no opinions may be inferred or are implied beyond the matters expressly stated herein.  We have assumed no obligation to advise you with respect to any matters apart from the opinions specifically expressed herein.

Subject to the qualifications, assumptions, limitations and exceptions set forth herein, we are of the opinion that:

1.  The Company and the subsidiaries identified in Schedule 1(1) to this opinion currently hold the Regulatory Authority licenses, certificates, permits, registrations and authorizations identified in Schedule 2(2) to this opinion (the “Communications Licenses”).

2.  The Communications Licenses are Validly Issued and in Full Force and Effect, except where the invalidity and/or failure to be in Full Force and Effect of a Communications License would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. The phrase “Validly Issued” means that the Communications Licenses have been issued by means of regular procedures of the FCC, and there is no legal basis under the Federal Telecommunications Laws to conclude that the Company or its subsidiaries cannot hold one or more of the Communications Licenses as a matter of law.  The phrase “Full Force and Effect” means:  (i) the order issuing the Communications Licenses has become effective under the applicable Federal Telecommunications Laws; (ii) the Communications Licenses contain no conditions except for such conditions explicitly stated in the Communications Licenses or those imposed by the Federal Telecommunications Laws on holders of licenses similar to the Communications Licenses; (iii) no stay of effectiveness on any orders granting the Communications Licenses has been issued; and (iv) the Communications Licenses have not expired on their own terms or been invalidated by any subsequent action of the FCC.  The phrase “Federal Telecommunications Laws” means, collectively, certain United States telecommunications regulatory matters involving the Communications Act and the rules, regulations, and published policies, procedures, orders and decisions thereunder.

3. There is no outstanding adverse judgment, decree or order that has been issued by the FCC against the Company and/or its subsidiaries which, singly or in the aggregate, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries is the subject of or has been threatened in writing with any proceedings before the FCC, the unfavorable outcome of which would reasonably be expected to result in the revocation, modification or non-renewal of any such Communications Licenses or that would

(1)  See attached Schedule 1 listing Globalstar and licensee subsidiaries.

(2)  See attached Schedule 2 listing Licenses and Authorizations granted by the FCC (“Communications Licenses”).

reasonably be expected to otherwise have a material adverse effect on the operation of the Company and its subsidiaries, taken as a whole.

4.   We have reviewed the Underwriting Agreement and Time of Sale Prospectus, the Prospectus, and the Registration Statement (collectively, the “Transaction Documents”).  Based on representations from the Company, we understand that, from a regulatory perspective, the Transaction Documents contain all information relevant to the contemplated transaction.  We have assumed, as to matters of fact, the truthfulness of the representations made in the Transaction Documents.  Based on our review of the Transaction Documents, we believe that the execution and delivery by the Company of, and the performance by the Company of its obligations under the Transaction Documents (i) do not violate the Federal Telecommunications Laws, except where such violation would not reasonably be expected to have a material adverse effect on the business of the Company, taken as a whole, and (ii) will not result in any revocation, modification or non-renewal of any of the Communications Licenses.

5. Based on our review of the Transaction Documents, we believe that no authorization or approval or other action by, and no notice to or filing with, the FCC is required for the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement and the consummation of the transactions contemplated thereby and by the Transaction Documents, except for such approvals that have been obtained or notices given.

6.  Insofar as the disclosures related to the Federal Telecommunications Laws as disclosed in the Form 10-K incorporated by reference into the Transaction Documents and the Final Prospectus Supplement under the caption “Risks Related to Government Regulations—Our business is subject to extensive government regulation, which mandates how we may operate our business and may increase our cost of providing services, slow our expansion into new markets and subject our services to additional competitive pressures” and “Our business plan to use our licensed MSS spectrum to provide terrestrial wireless services depends upon action by third parties, which we cannot control” and “Business — Our Spectrum and Regulatory Structure - Terrestrial Use of Globalstar Spectrum constitute a summary of the Federal Telecommunications Laws, such summary is accurate and fairly summarizes the Federal Telecommunications Laws to the extent therein described.

This opinion is being furnished subject to the qualifications, assumptions, limitations and exceptions expressed herein and may be relied upon by you only with respect to the specific matters that are the subject hereof.  This opinion is rendered only to you and is solely for your benefit in connection with the transaction expressly addressed herein, and may not be copied, delivered to, or relied upon by anyone other than you, or by you with respect to any other transactions or for any other purpose, without the express written consent of this firm.

This opinion is based on statutory laws and judicial decisions that are effective on the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy which may be enacted, adopted, or become effective after the date hereof.  We disclaim any responsibility or duty to conduct any further investigation of the matters addressed herein after the date of this opinion, and we undertake no responsibility or duty to advise you of any changes which might occur after the date hereof.

Very truly yours,

EXHIBIT D

FORM OF WATSON FARLEY & WILLIAMS LLP REGULATORY OPINION

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

As representative of the several underwriters

Re:                             Globalstar. Inc.

Ladies and Gentlemen,

We have acted as communications regulatory counsel for Globalstar, Inc., a Delaware corporation, and its direct and indirect subsidiaries, listed in Schedule 1 (collectively, the “Company”), in connection with the preparation of the Preliminary Prospectus Supplement dated October 4, 2017 and filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 4, 2017, the Final Prospectus Supplement dated October 5, 2017 and filed by the Company with the SEC on October 5, 2017, and the Registration Statement on Form S-3 (File n°333-220800) filed by the Company with the SEC on October 4, 2017, and the related Underwriting Agreement dated October 5, 2017 (the “Underwriting Agreement”) between Globalstar, Inc. and Morgan Stanley & Co. LLC, as representative of the several underwriters (collectively referred to as the “Transaction Documents”), and have represented the Company before the French Ministry in charge of Space Activities (MESR), the French Ministry in charge of telecoms, the Autorité de Régulation des Communications Electroniques et des Postes (ARCEP) and the Agence Nationale des Fréquences (ANF) (collectively, the “French Regulatory Authorities”) since 2002.

This opinion is being delivered upon the request of Morgan Stanley & Co. LLC, as representative of the several underwriters, pursuant to Section 5(d) of the Underwriting Agreement. In rendering this opinion, we are engaged and acting solely as communications regulatory counsel for the Company, and we are not engaged or acting as counsel of any type for you or any other person or entity. Each capitalized term used but not defined herein shall have its respective meaning set forth in the Transaction Documents. When used herein, “or” shall mean “and/or” unless the context otherwise requires.

This opinion is limited strictly to matters arising under the French Code des Postes et des Communications Electroniques and the French Space Act dated 3 June 2008, and the published statutes, rules, regulations, and policies, procedures, opinions, orders, decisions and any other applicable law promulgated thereunder by the French Regulatory Authorities, as above listed (collectively, the “Communications Laws”), and we express no opinion on any other matter whatsoever.

Furthermore, this opinion is limited to the opinions expressly stated herein. No implication shall be drawn from anything herein that has the effect of extending any such opinion beyond what is expressly stated in such opinion.

We have reviewed the Transaction Documents. In rendering this opinion, we have assumed without investigation the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents examined by us, whether or not they are originals, the conformity of all copies or facsimile transmissions to the originals of the same, whether or not they are certified to be true copies, and the accuracy and completeness of all public records, including but not limited to those of the French Regulatory Authorities.

The opinion expressed in this letter is based on the current law and facts presently known to us, and are not guarantees or assurances of any future fact, event, occurrence, omission, or condition or that any law, statute, rule, regulation, policy, order, case, or interpretation of the same will not change in the future. Moreover, this opinion addresses matters only as of the date of this opinion and we specifically disclaim all responsibility whatsoever for advising you of changes in matters addressed herein occurring after such date.

We have undertaken no on-site inspection or visual or aural monitoring whatsoever of the Company, the properties of the Company, or the communications facilities or services of the Company, and, except as otherwise specifically stated herein, we have undertaken no independent inquiry whatsoever of any of the matters addressed in this opinion.

Based on the foregoing, and subject in all respects to the qualifications and limitations set forth in this letter, we are of the opinion that:

1.  The Company currently holds the licenses, certificates, permits, registrations and authorizations identified in Schedule 2 to this opinion (the “Communications Licenses”).

2.  The Communications Licenses are Validly Issued and in Full Force and Effect, except where the invalidity and/or failure to be in Full Force and Effect of a Communication License would not have a material adverse effect on the Company, taken as a whole. The phrase “Validly Issued” means that the Communications Licenses have been issued by means of regular procedures of the French Regulatory Authorities, as applicable, and applied in conformity with the Communications Laws, and there is no legal basis under the Communications Laws to conclude that the Company cannot hold one or more of the Communications Licenses as a matter of law. The phrase “Full Force and Effect” means: (i) the order issuing the Communications Licenses has become effective under the applicable Communications Law; (ii) the Communications Licenses contain no conditions except for such conditions imposed generally by the Communications Law on holders of licenses similar to the Communications Licenses and particularly, no requirement to obtain any prior approval for an equity raise; there are no explicit provisions in the Communications Laws or in the Communications Licenses themselves for any license to be revoked or not renewed by the French Regulatory Authorities due to a company engaging in an equity raise; (iii) no stay of effectiveness on any orders granting the Communications Licenses has been issued; and (iv) the Communications Licenses have not expired on their own terms or been invalidated by any subsequent action of the French Regulatory Authorities.

3. There is no outstanding adverse judgment, decree or order that has been issued by the French Regulatory Authorities against the Company which, singly or in the aggregate, would reasonably be expected to have a material adverse effect on the Company; and the Company is not the subject of nor has been threatened in writing with any proceedings before the French Regulatory Authorities, the unfavourable outcome of which would reasonably be expected to result in the revocation, modification or non-renewal of any such Communications Licenses or that would reasonably be expected to otherwise have a material adverse effect on the operation of the Company.

4. (i). No approval, authorization, consent or license is required to be obtained by Globalstar Europe SAS from and no notice to or filing with the French Regulatory Authorities under French law and in accordance with the Communication Laws for the consummation of the transactions contemplated by the Transaction Documents, (ii). except for notices to the French Regulatory Authorities that have already been given in relation with the Transaction.

5. Subject to 4(ii) above, the execution, delivery and performance of the Transaction Documents by the Company do not violate the Communications Laws and will not result in any revocation, modification or non-renewal of any of the Communications Licences.

Insofar as the disclosures related to the Communications Licenses as disclosed in the Form 10-K incorporated by reference into the Transaction Documents under the caption “Business - Our Spectrum and Regulatory Structure,” “Risk Factors - If our French regulator revokes, modifies or fails to renew or amend our licenses, our ability to operate may be curtailed” and “Risk Factors - Other future regulatory decisions could reduce our existing spectrum allocation or impose additional spectrum sharing agreements on us, which could adversely affect our services and operations” constitute a summary of the Communication Licenses, such summary is accurate and fairly summarizes the Communications Licenses held by Globalstar Europe SAS in France.

This opinion is (i) solely for your information in connection with the transactions contemplated in the Transaction Documents, (ii) not to be relied on by any other person or entity other than you for any reason whatsoever, (iii) not to be quoted in whole or in part or otherwise referred to in any document except as directly a part of and related to such transactions, and (iv) except as otherwise required by applicable law, not to be filed with or provided to any government agency or any other entity or person whatsoever.

Yours faithfully,

Watson, Farley & Williams LLP

Schedule 1

List of direct and indirect subsidiaries of Globalstar Inc.

•                  Globalstar Europe SAS

Schedule 2

List of the Communications Licenses

(currently held by Globalstar Europe SAS)

•                  Arrêté du Ministre délégué à l’industrie en date du 14 novembre 2002  autorisant la société Globalstar Europe à établir et exploiter un réseau ouvert au public et à fournir le service téléphonique au public

•                  Arrêté du Ministère de l’économie, de l’industrie et de l’emploi en date du 28 octobre 2010 autorisant la société Globalstar Europe SARL à exploiter des assignations de fréquences pour un service satellitaire composé d’une constellation de satellites non géo-stationnaires en orbite basse

•                  Décision de l’Autorité de Regulation des Communications Electroniques et des Postes en date du 23 novembre 2010 attribuant une authorisation d’utilisation de fréquences radio-électriques à la société Globalstar Europe SARL pour un réseau ouvert au public de services fixes et mobiles par satellites

•                  Arrêté du Ministre chargé de l’espace (Ministre de l’enseignement supérieur et de la recherche) en date du 29 août 2011 portant autorisatoon à Globalstar Europe SARL pour la mise en oeuvre des operations de maitrise dans l’espace extra-atmosphérique des satellites de la constellation Globalstar 2

EXHIBIT E

FORM OF CHIEF FINANCIAL OFFICER CERTIFICATE

GLOBALSTAR, INC.

Dated October [•], 2017

Reference is hereby made to the Underwriting Agreement, dated October 5, 2017 (the “Underwriting Agreement”), between Globalstar, Inc., a Delaware corporation (the “Company”), and Morgan Stanley & Co. LLC, as manager of the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), in connection with the Company’s offer to issue and sell (the “Offering”) an aggregate of 73,365,231 of shares of voting common stock (plus an additional 11,004,784 shares of voting common stock which the underwriters have an option to purchase) pursuant to the terms and conditions set forth in the preliminary prospectus, dated October 4, 2017 (together with the documents incorporated by reference therein, the “Preliminary Prospectus”), related to the Offering.  Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in the Preliminary Prospectus.

The undersigned hereby certifies, in her capacity as the Chief Financial Officer of the Company, as follows:

1.                                                  I am the duly qualified and acting Chief Financial Officer of the Company, as indicated on the signature page hereof.  I am responsible for the Company’s financial accounting matters and am familiar with the internal accounting records of the Company.

2.                                                  I, or members of my staff, have prepared the numbers attached on the page attached hereto as Exhibit A included in the Preliminary Prospectus, and hereby confirm that, to the best of my knowledge, such amounts were prepared utilizing information derived from the appropriate financial and accounting records of the Company and its subsidiaries, and that such information is accurate and correct in all material respects, has been prepared in a manner consistent with the Company’s historical financial information and there is no reason to believe any material modification should be made to such information.

3.                                                  Based on the information available to me, (i) at October 3, 2017, there have not been any (x) increases in long term debt, less current portion, other than payment-in-kind interest and accretion on debt in accordance with the terms of the debt instruments, or (y) any decrease in total assets, other than due to depreciation and the sale of inventory, or (z) any decrease in stockholders’ equity, other than due to the reasons set forth in the immediately preceding clauses (x) and (y), as compared with amounts as of August 31, 2017; and (ii) for the period from September 1, 2017 to October 3, 2017, there have not been any decreases in revenue or net income (loss) of the Company, as compared to the corresponding period in the previous year, except as included on Exhibit A.

4.                                                  This certificate is being furnished to the Underwriters and their counsel to assist the Underwriters and their counsel in conducting and documenting their investigation of the affairs of the Company in connection with the Offering pursuant to the Preliminary Prospectus.

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IN WITNESS WHEREOF, I have hereunto signed my name on the date first written above.

GLOBALSTAR, INC.

Name:	Rebecca Clary
Title:	Chief Financial Officer

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